Exhibit 10.1

Trimble Navigation Limited
Deferred Compensation Plan
Master Plan Document

Effective December 30, 2004

(as amended May 19, 2005)

-i-

ARTICLE 8	Disability Benefit	14

8.1	Disability Benefit	14
8.2	Payment of Disability Benefit	14

ARTICLE 9	Death Benefit	15

9.1	Death Benefit	15
9.2	Payment of Death Benefit	15

ARTICLE 10	Beneficiary Designation	15

10.1	Beneficiary	15
10.2	Beneficiary Designation; Change; Spousal Consent	15
10.3	Acknowledgement	15
10.4	No Beneficiary Designation	15
10.5	Doubt as to Beneficiary	15
10.6	Discharge of Obligations	16

ARTICLE 11	Leave of Absence	16

11.1	Paid Leave of Absence	16
11.2	Unpaid Leave of Absence	16

ARTICLE 12	Termination of Plan, Amendment or Modification	16

12.1	Termination of Plan	16
12.2	Amendment	17
12.3	Plan Agreement	17
12.4	Effect of Payment	17

ARTICLE 13	Administration	17

13.1	Committee Duties	17
13.2	Administration Upon Change In Control	17
13.3	Agents	18
13.4	Binding Effect of Decisions	18
13.5	Indemnity of Committee	18
13.6	Employer Information	18

ARTICLE 14	Other Benefits and Agreements	18

14.1	Coordination with Other Benefits	18

ARTICLE 15	Claims Procedures	19

15.1	Presentation of Claim	19
15.2	Notification of Decision	19
15.3	Review of a Denied Claim	19
15.4	Decision on Review	20
15.5	Legal Action	20

-ii-

ARTICLE 16	Trust	20

16.1	Establishment of the Trust	20
16.2	Interrelationship of the Plan and the Trust	20
16.3	Distributions From the Trust	21

ARTICLE 17	Miscellaneous	21

17.1	Status of Plan	21
17.2	Unsecured General Creditor	21
17.3	Employer’s Liability	21
17.4	Nonassignability	21
17.5	Not a Contract of Employment	21
17.6	Furnishing Information	22
17.7	Terms	22
17.8	Captions	22
17.9	Governing Law	22
17.10	Notice	22
17.11	Successors	22
17.12	Spouse’s Interest	22
17.13	Validity	22
17.14	Incompetent	23
17.15	Court Order	23
17.16	Insurance	23

-iii-

TRIMBLE NAVIGATION LIMITED
DEFERRED COMPENSATION PLAN
Effective December 30, 2004

Purpose

          The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Trimble Navigation Limited, a California corporation, and its subsidiaries, if any, that sponsor this Plan.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

          Except as otherwise provided below, effective December 30, 2004 (the “Restatement Date”) the provisions of this Plan shall amend and restate the plan provisions of the Trimble Navigation Limited Nonqualified Deferred Compensation Plan effective February 10, 1994 (“Nonqualified Deferred Compensation Plan”) with respect to all account balances credited to the Nonqualified Deferred Compensation Plan; provided, however, the provisions of this Plan are not intended to modify or affect the trust provisions that relate to such account balances.

          The Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention. Consistent with the foregoing, and in order to transition this nonqualified deferred compensation arrangement to the requirements of Code Section 409A and related Treasury guidance and Regulations, the Committee has made available to Participants certain limited transition relief described more fully in Appendix A of this Plan, in accordance with Notice 2005-1 promulgated pursuant to Code Section 409A.

ARTICLE 1
Definitions

          For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance and (ii) the Company Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2

“Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the following amount: (i) the sum of the Participant’s Annual Deferral Amount and Company Contribution Amount for any one Plan Year, plus (ii) amounts credited or debited to such amounts pursuant to this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year.  The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3

“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus, Director Fees and LTIP Amounts that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.  In the event of a Participant’s Retirement, Disability, death or Termination of Employment, such year’s Annual Deferral Amount shall be the actual amount withheld prior to the complete distribution of the Participant’s Account Balance following such event (as described more fully in Section 3.6).

1.4

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the vested portion of each Annual Account (as determined by the Committee in its sole discretion)shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and (ii) for remaining annual installments, the vested portion of each Annual Account shall be calculated on every anniversary of such calculation date, as applicable.  Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of such vested Annual Account, calculated as described in this definition.  The following year, the payment shall be 1/9 of the vested Annual Account, calculated as described in this definition.

1.5

“Base Salary” shall mean the cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8

“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested benefits.  A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)

If the Participant Retires, his or her Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant Retires; provided, however, in the event the Participant changes his or her Retirement Benefit election for one or more Annual Accounts in accordance with Section 6.2(a), his or her Benefit Distribution Date for such Annual Account(s) shall be postponed in accordance with such Section 6.2(a); or

(b)

If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment; or

(c)

The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(d)	The date on which the Participant becomes Disabled; or

(e)

The date on which the Company experiences a Change in Control, as determined by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 5.1 below, and (ii) if a Change in Control occurs prior to the Participant’s Termination of Employment, Retirement, death or Disability.

1.9	“Board” shall mean the board of directors of the Company.

1.10

“Bonus” shall mean any compensation, in addition to Base Salary and LTIP Amounts, earned by a Participant for services rendered during a Plan Year, under any Employer’s bonus and cash incentive plans whether or not payable in that Plan Year.

1.11

“Change in Control” shall be defined in accordance with Treasury guidance and Regulations related to Code Section 409A, including but not limited to Notice 2005-1 and such other Treasury guidance or Regulations issued after the effective date of this Plan.

1.12	“Change in Control Benefit” shall have the meaning set forth in Article 5.

1.13	“Claimant” shall have the meaning set forth in Section 15.1.

1.14	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15	“Committee” shall mean the committee described in Article 13.

1.16	“Company” shall mean Trimble Navigation Limited, a California corporation, and any successor to all or substantially all of the Company’s assets or business.

1.17

“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.18	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.19	“Death Benefit” shall mean the benefit set forth in Article 9.

1.20

“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21	“Director” shall mean any member of the board of directors of the Company.

1.22	“Director Fees” shall mean the annual fees earned by a Director from the Company, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.23

“Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer.

1.24	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.25	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26	“Employee” shall mean a person who is an employee of any Employer.

1.27

“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29

“LTIP Amounts” shall mean any portion of the compensation attributable to a Plan Year that is earned by a Participant as an Employee under any Employer’s long-term incentive plan or any other long-term incentive arrangement designated by the Committee.

1.30

“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

1.31

“Plan” shall mean the Trimble Navigation Limited Deferred Compensation Plan effective December 30, 2004, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.32

“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant.  Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.33	“Plan Year” shallmean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. The first Plan Year shall commence on January 1, 2005.

1.34

“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, separation from service with all Employers for any reason other than an authorized leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) with five (5) Years of Service, or (b) age fifty-five (55) with ten (10) Years of Service; and shall mean with respect to a Director, separation from service as a Director with the Company on or after the attainment of age seventy (70).  Notwithstanding the foregoing, if a Participant is both an Employee and a Director, Retirement shall not occur until Retirement as both an Employee and a Director.

1.35	“Retirement Benefit” shall mean the benefit set forth in Article 6.

1.36	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.37

“Terminate the Plan”, “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) all deferral elections for such Participants shall terminate, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

1.38	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.39

“Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.  If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held.

1.40	“Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.41

“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.42

“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1

Selection by Committee.  Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees.  From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)

As a condition to participation, each Director or selected Employee who first becomes eligible to participate in this Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion.  In order to participate in subsequent Plan Years, each Director or selected Employee shall complete, execute and return to the Committee an Election Form prior to the first day of such Plan Year, or such earlier deadline as may be established by the Committee in its sole discretion.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)

A Director or selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete these requirements within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year.  In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus, Director Fees and/or LTIP Amounts that are paid with respect to services performed prior to his or her participation commencement date.

(c)

Each Director or selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director or Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.  Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)

If a Director or an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

2.3

Termination of a Participant’s Eligibility.  If the Committee determines that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or that the inclusion of Directors in this Plan could jeopardize the status of this Plan as a plan intended to be “unfunded” and “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Committee makes such determination, (ii) prevent the Participant from making future deferral elections, and/or (iii) take further action that the Committee deems appropriate.  Notwithstanding the foregoing, in the event of a Termination of the Plan in accordance with Section 1.37, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by Section 1.37 and Section 12.1.  In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Vesting/Crediting/Taxes

3.1	Minimum Annual Deferral Amount.

For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, Director Fees and/or LTIP Amounts in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount

Base Salary, Bonus and/or LTIP Amounts	5% aggregate
Director Fees	5%

3.2	Maximum Deferral.

(a)

Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, Director Fees and/or LTIP Amounts up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage

Base Salary	90%
Bonus	100%
Director Fees	100%
LTIP Amounts	100%

(b)

Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3	Election to Defer; Effect of Election Form.

(a)

First Plan Year.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)

Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)

Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to performance-based compensation may be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period.  “Performance-based compensation” shall be compensation based on services performed over a period of at least 12 months, in accordance with Code Section 409A and related guidance.

3.4

Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll.  The Bonus, Director Fees and/or LTIP Amounts portion of the Annual Deferral Amount for each Plan Year shall be withheld at the time the Bonus, Director Fees or LTIP Amounts are or otherwise would be paid to the Participant, whether or not this occurs during such Plan Year.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount.

(a)

For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer.  Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)

For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year.  The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.6

Crediting of Amounts after Benefit Distribution.  Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3 or (ii) the Company Contribution Amount would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.

3.7	Vesting.

	(a)	A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)

A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer.  If not addressed in such agreements, the Company shall determine the vesting schedule for Company Contribution Amounts at the time such contribution is made to the Participant’s Company Contribution Account.

3.8

Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)

Measurement Funds.  The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)

Election of Measurement Funds.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion.  The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)

Proportionate Allocation.  In making any election described in Section 3.8(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance for each Measurement Fund, as applicable, to be allocated/reallocated.

(d)

Crediting or Debiting Method.  The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)

No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9	FICA and Other Taxes.

(a)

Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or LTIP Amounts that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)

Company Contribution Account.  When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or LTIP Amounts that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount.  If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account in order to comply with this Section 3.9.

(c)

Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Scheduled Distribution; Unforeseeable Financial Emergencies

4.1

Scheduled Distribution.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount.  The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion.  Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least five (5) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates.  By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2005, the Scheduled Distribution would become payable during a sixty (60) day period commencing January 1, 2011.

4.2

Postponing Scheduled Distributions. A Participant may make a one time election to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2.  In order to make this one time election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)

Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

	(b)	The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated Scheduled Distribution Date; and

	(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3

Other Benefits Take Precedence Over Scheduled Distributions.  Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6, 7, 8, or 9, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

4.4	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

(a)

If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals of Base Salary, Bonus, Director Fees and LTIP Amounts to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, or if suspension of deferrals is not required under Code Section 409A and other applicable tax law, the Participant may further petition the Committee to receive a partial or full payout from the Plan.  The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.

(b)

The payout shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.  Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Committee, in its sole discretion, determines that suspension is required by Code Section 409A and other applicable tax law.

(c)

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval.  If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

(d)

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to suspension and/or payout under this Section 4.4 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 5
Change in Control Benefit

5.1

Change in Control Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form whether to (i) receive a Change in Control Benefit upon the occurrence of a Change in Control, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, or (ii) to have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan.  If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan.

5.2

Payment of Change in Control Benefit.  The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 6
Retirement Benefit

6.1

Retirement Benefit.  A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance in a lump sum or installment payments, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

6.2	Payment of Retirement Benefit.

(a)

In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid.  The Participant may elect to receive each Annual Account in a lump sum or pursuant to an Annual Installment Method of five (5), ten (10), or fifteen (15) years.  If a Participant does not make any election with respect to the payout of an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.

	(b)	The Participant may change this election one time by submitting an Election Form to the Committee in accordance with the following criteria:

(i)

Such Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s originally scheduled Benefit Distribution Date for such Annual Account described in Section 1.8(a); and

(ii)

The first Retirement Benefit payment related to such Annual Account is delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date for such Annual Account described in Section 1.8(a); and

(iii)	The election to modify the Retirement Benefit for such Annual Account shall have no effect until at least twelve (12) months after the date on which the election is made; and

(iv)

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 6.2 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.  Accordingly, if a Participant’s subsequent Retirement Benefit distribution election for any Annual Account would result in the shortening of the length of the Retirement Benefit payment period for such Annual Account (e.g., a Participant changes an existing distribution election from annual installments to a lump sum payment; from 15 annual installments to 5 annual installments, etc.), and the Committee determines such election to be inconsistent with Code Section 409A and other applicable tax law, the election shall not be effective.

The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit.

(b)

The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 7
Termination Benefit

7.1

Termination Benefit.  A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 8
Disability Benefit

8.1

Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

8.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 9
Death Benefit

9.1

Death Benefit.  The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

9.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 10
Beneficiary Designation

10.1

Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2

Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.  If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant with the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received by the Committee or its designated agent.

10.4

No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5

Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6

Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
Leave of Absence

11.1

Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2

Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employ-ment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE 12
Termination of Plan, Amendment or Modification

12.1

Termination of Plan.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to Terminate the Plan (as defined in Section 1.37).  In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective.  Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles.  The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

12.2

Amendment.  Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer.  Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective.

12.3

Plan Agreement.  Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4

Effect of Payment.  The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7, 8, or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 13
Administration

13.1

Committee Duties.  Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint.  The members of the Committee need not be members of the Board and may be Participants under this Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2

Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control.  Within one hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”).  The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control.  If an independent third party is not selected within one hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 13.1 above, shall be the Administrator.  The Administrator shall continue to have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, only the Trustee shall have the power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust.  Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require.  Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO.  Upon and after a Change in Control, the Administrator may not be terminated by the Company.

13.3

Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4

Binding Effect of Decisions.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5

Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6

Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14
Other Benefits and Agreements

14.1

Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15
Claims Procedures

15.1

Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2

Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

	(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)

that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3

Review of a Denied Claim.  On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

	(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

	(b)	may submit written comments or other documents; and/or

	(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4

Decision on Review.  The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

	(a)	specific reasons for the decision;

	(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)

a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

	(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

15.5

Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16
Trust

16.1

Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan, (the “Trust”).

16.2

Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3

Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17
Miscellaneous

17.1

Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

17.2

Unsecured General Creditor.  Participants and their Bene-ficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3

Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4

Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transfer-able.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5

Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6

Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administra-tion of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary to determine Disability.

17.7

Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9

Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10

Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Trimble Navigation Limited
Attn: General Counsel – Urgent Notice
749 North Mary Avenue
P.O. Box 3642
Sunnyvale, California 94085

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11

Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12

Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13

Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14

Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15

Court Order.  The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan.  Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

17.16

Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of ___________________, 2005.

“Company”
Trimble Navigation Limited, a California corporation

By:	___________________________________
Title:	___________________________________

APPENDIX A

LIMITED TRANSITION RELIEF MADE AVAILABLE DURING 2005
IN ACCORDANCE WITH NOTICE 2005-1

Unless otherwise provided below, the capitalized terms below shall have the same meaning provided in the Plan.

1.1

Opportunity to Make New Payment Elections.  Notwithstanding the required deadlines for the submission of initial payment elections under Section 4.1 or under Articles 5 and 6, and in accordance with Q&A-19(c) of Notice 2005-1, a Participant who participated in the Nonqualified Deferred Compensation Plan may make the following payment elections by submitting an Election Form to the Committee prior to the deadline established by the Committee in its sole discretion, which in no event shall be later than December 31, 2005:

(a)

The Participant may elect to receive a Scheduled Distribution, in the form of a lump sum payment, with respect to all or a portion of (i) his or her Account Balance accumulated under the Nonqualified Deferred Compensation Plan as of December 30, 2004, and (ii) the Participant’s 2005 Plan Year Annual Account.

(b)

With respect to the benefit provided in Article 5, the Participant may elect whether to (i) receive a Change in Control Benefit upon the occurrence of a Change in Control, or (ii) to have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control.  If a Participant does not make a new payment election in accordance with this Section, then such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan.

(c)

With respect to the benefit provided in Article 6, the Participant may elect the form in which (i) the portion of his or her Account Balance accumulated under the Nonqualified Deferred Compensation Plan as of December 30, 2004 will be paid, and (ii) the 2005 Plan Year Annual Account will be paid, upon his or her Benefit Distribution Date.  If a Participant does not make a new payment election in accordance with this Section, (A) the portion of his or her Account Balance accumulated under the Nonqualified Deferred Compensation Plan as of December 30, 2004 shall be paid to the Participant in accordance with the Participant’s payment election that was on file with the Committee as of the Restatement Date, and (B) the Participant shall be deemed to have elected to receive his or her 2005 Plan Year Annual Account as a lump sum in accordance with the Plan, as applicable.

For purposes of clarification, any payment elections made under this Section are intended to comply with the requirements of Q&A-19(c) of Notice 2005-1 and shall not be considered to be a change to the Participant’s prior payment election(s) for purposes of Code Section 409A or the Plan.  Any payment elections made in accordance with the requirements of this Section shall be governed by the terms and conditions of the Plan.  Following the deadline established by the Committee, in its sole discretion, for exercising the right provided in this Section, a Participant may only change his or her payment election(s) for the Account Balance, if at all, in accordance with the terms and conditions of the Plan.

A-1

1.2

Limited Period to Make New Deferral Elections.  Notwithstanding any provisions of the Plan to the contrary, and in accordance with Q&A-21 of Notice 2005-1, a Participant who participated in the Nonqualified Deferred Compensation Plan may make a new deferral election for Base Salary attributable to services performed during the 2005 calendar year and/or Bonus attributable to services performed during 2004 (payable in 2005), by submitting an Election Form to the Committee prior to the deadline established by the Committee in its sole discretion, which in no event shall be later than March 15, 2005.  A deferral election made under this Section (i) shall only relate to amounts that have not been paid or become payable at the time of election, and (ii) must be made in accordance with the terms of the Plan as in effect on or before December 31, 2005.  Any amounts deferred in accordance with this Section shall be governed by the terms and conditions of the Plan.

1.3

Limited Period to Cancel Deferral Elections.  Notwithstanding any provisions of the Plan to the contrary, and in accordance with Q&A-20 of Notice 2005-1, the Committee, in its sole discretion, may provide a limited period in which a Participant may cancel, in whole or in part, his or her (i) Base Salary deferral election attributable to services performed during the 2005 calendar year, or (ii) Bonus deferral election attributable to services performed during 2004 (payable in 2005), by submitting an Election Form to the Committee prior to the deadline established by the Committee, in its sole discretion, which in no event shall be later than December 31, 2005.  All amounts that are subject to cancellation shall be includible in income during calendar year 2005, and shall be distributed to the Participant in a form and manner determined by the Committee in accordance with the requirements of Notice 2005-1.

A-2